Exhibit 99.1

Tango Presents Promising Results from Phase 1/2 Study of Vopimetostat and Daraxonrasib in Pancreatic Cancer and Provides Updates to Development Strategy

82% objective response rate, median progression-free survival (PFS) not yet reached, and 9-month PFS-rate of 88% in patients with 2L/3L pancreatic cancer treated with vopimetostat plus daraxonrasib

Vopimetostat combinations with RAS(ON) inhibitors daraxonrasib or zoldonrasib continued to be generally well-tolerated

Registrational Phase 3 study of vopimetostat plus daraxonrasib in front-line patients with MTAP-deleted pancreatic cancer expected to be initiated in 1H 2027

Investor webcast focused on PDAC to be held today at 7:30 a.m. ET

BOSTON, October 23, 2026 (GLOBE NEWSWIRE) — Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to delivering breakthrough targeted therapies that extend and improve the lives of patients with cancer, today announced promising results from its ongoing Phase 1/2 study of vopimetostat, an investigational PRMT5 inhibitor with first- and best-in-class potential, in combination with Revolution Medicines’ RAS(ON) inhibitors in patients with MTAP-deleted and RAS-mutant metastatic pancreatic ductal adenocarcinoma (PDAC) and non-small cell lung cancer (NSCLC). The results are being presented at the European Society for Medical Oncology (ESMO) 2026 Congress being held in Madrid, Spain on October 23-27, 2026.

As of the data cutoff date of August 20, 2026, updated data from the ongoing Phase 1/2 study demonstrated an 82% objective response rate (ORR), median PFS not yet reached, and a 9-month PFS rate of 88%, in 22 patients with 2L/3L MTAP-deleted/RAS-mutant PDAC who were efficacy-evaluable. The combination was generally well-tolerated in the 30 PDAC and NSCLC patients who received dose level 1.

“It is encouraging to see that the clinical activity and tolerability observed in our initial June 2026 dataset has been confirmed with longer follow-up and in a larger patient population, affirming our belief that the response rate and durability observed with vopimetostat plus daraxonrasib surpass any published PDAC datasets, even in front-line settings,” said Malte Peters, M.D., Chief Executive Officer and President of Tango Therapeutics. “Following discussions with the U.S. FDA, we are focused on initiating a planned registrational Phase 3 trial of vopimetostat with daraxonrasib in front-line patients with MTAP-deleted pancreatic cancer in the first half of 2027. Given the data generated to date, we view PRMT5 inhibition as an emerging backbone in combination treatment strategies in PDAC and beyond. As a leader in the development of PRMT5-targeted therapies, we are also encouraged by the potential combinations of vopimetostat with RAS inhibitors in MTAP wild-type tumors, which we believe could further expand the impact of PRMT5 inhibition across a broader population of patients with PDAC.”

“For patients with pancreatic cancer, a highly aggressive malignancy that often progresses despite prior treatment, achieving durable disease control remains a significant challenge,” said Alexander Spira, M.D., Co-Director of the Virginia Cancer Specialists Research Institute, NEXT Oncology, an Avacare business, and a principal investigator of the study. “In this updated analysis, the large majority of patients remained progression-free at nine months despite being heavily pretreated, with more than half receiving the combination as third-line therapy. Achieving this level of durability with an oral, chemotherapy-free regimen is particularly meaningful for patients and highlights the potential of a vopimetostat combination to redefine the standard of care in a disease that has been notoriously difficult to treat.”

“The depth and durability of responses reported with the vopimetostat and daraxonrasib combination are encouraging, particularly for patients who had already received multiple lines of treatment. We are excited by the potential of this biomarker-driven, targeted therapy approach and believe these results warrant rapid evaluation in a larger, randomized Phase 3 trial,” said Anna Berkenblit, M.D., MMSc, Chief Scientific & Medical Officer of the Pancreatic Cancer Action Network (PanCAN). “The approval of daraxonrasib marked the beginning of a new era for the pancreatic cancer community after a long wait, and we are looking forward to the next major advance that will translate into meaningful progress for patients quickly.”

Regulatory Update

Following recent interactions with the U.S. Food and Drug Administration (FDA), Tango plans to initiate a global, randomized registrational trial evaluating the combination of vopimetostat with daraxonrasib in front-line patients with MTAP-deleted PDAC. The planned study will randomize patients 1:1 to receive either vopimetostat (200 mg once daily) plus daraxonrasib (100 mg once daily) or standard-of-care chemotherapy. The dual primary endpoints of the planned study are ORR and PFS, with overall survival as a key secondary endpoint. The Company anticipates initiating this study in the first half of 2027.

In addition, the Company intends to discuss the possibility of pursuing approval of this combination in patients with second-line PDAC with regulatory authorities.

Vopimetostat plus daraxonrasib data highlights

As of the data cutoff date of August 20, 2026, 34 patients with previously treated MTAP-deleted and RAS-mutant PDAC (n=29) or NSCLC (n=5) were treated with vopimetostat plus daraxonrasib. The majority of PDAC patients (13/22) who were efficacy evaluable received the combination as third-line treatment. Efficacy-evaluable patients are those patients who received their first dose of treatment at least 14 weeks prior to the data cutoff date.

PDAC

In the vopimetostat plus daraxonrasib dose escalation arm, efficacy-evaluable patients received either vopimetostat 200 mg (n=19; dose level 1) or 250 mg (n=3; dose level 2) once daily (QD) plus daraxonrasib 100 mg QD. As of the data cutoff date of August 20, 2026, 22 patients were efficacy-evaluable, with median follow up of 7.1 months (range: 3.3-12.5 months).

Clinical activity, all dose levels:

•	82% ORR (18/22; 11 of 18 confirmed partial responses (cPRs), 7 unconfirmed partial responses; all unconfirmed responses confirmed after the data cutoff date)

•	Median PFS not yet reached

•	88% 9-month PFS

•	100% disease control rate (DCR)

Safety and tolerability:

•	Dose level 1 (n=25 safety-evaluable patients) was generally well-tolerated as of the data cutoff date:

○	There were no dose-limiting toxicities (DLTs)

○	There were no withdrawals due to treatment-related adverse events (TRAEs)

○	The rate of dose reduction was 20% (5/25)

○	There were no Grade 4 or 5 TRAEs

○	The rate of Grade 3 TRAEs was 40% (10/25)

○	The most common TRAEs were stomatitis (48%), rash (44%), and diarrhea (28%); all these events were Grade 1-2

•	Dose level 2 (n=4 safety-evaluable patients) was not well-tolerated:

○	There were 3 DLTs in 2 patients

Safety-evaluable patients are those who received at least one dose of the applicable combination prior to the data cutoff date.

NSCLC

Clinical activity, dose level 1:

•	80% ORR (4/5 cPRs)

•	100% DCR

Safety and tolerability, dose level 1:

•	There were no Grade 4 or 5 TRAEs

•	The rate of Grade 3 TRAEs was 20% (1/5)

•	The most common TRAEs were rash (100%), diarrhea (80%), stomatitis (40%), nausea (40%), and fatigue (40%); all these events were Grade 1-2.

Vopimetostat plus zoldonrasib combination (PDAC with MTAP deletion and KRAS G12D mutation)

In the vopimetostat plus zoldonrasib dose escalation arm, patients received vopimetostat 200 mg or 250 mg QD plus zoldonrasib 600 mg or 1200 mg QD across four dose levels (dose level 1: 200 mg/600 mg QD; dose level 2: 250 mg/600 mg QD; dose level 3: 250 mg/1200 mg QD; and dose level 4: 200 mg/1200 mg QD). As of the data cutoff date of August 20, 2026, 35 patients were efficacy-evaluable, meaning that they received their first dose of treatment at least 14 weeks prior to the data cutoff date. 39 patients were safety-evaluable, meaning they received at least one dose of this combination prior to the data cutoff date.

Data highlights include:

Clinical activity, all dose levels:

•	54% ORR (19/35; 18 cPRs,1 confirmed complete response)

•	61% 9-month PFS

•	97% DCR

Safety and tolerability, all dose levels:

Vopimetostat plus zoldonrasib was generally well-tolerated across dose levels:

•	There were no DLTs

•	There were no withdrawals due to TRAEs

•	The rate of dose reduction was 15% (6/39)

•	There were no Grade 5 TRAEs and there was one Grade 4 TRAE (3%)

•	The rate of Grade 3 TRAEs was 28% (11/39)

•	The most common TRAEs were nausea (39%), vomiting (39%), dysgeusia (28%) and fatigue (26%); all these events were Grade 1-2

PDAC-Focused Investor Webcast and Conference Call Information

The Company will host a PDAC-focused webcast to discuss these data at 7:30 a.m. ET today, October 23, 2026. The live webcast can be accessed under “Events & Presentations” in the Investors section of the Company’s website at www.tangotx.com. The webcast will be available for replay for at least 30 days on the Company website. Analysts who wish to join the teleconference and participate in Q&A should register here.

About Vopimetostat

Vopimetostat is an investigational, potentially first- and best-in-class oral, once-daily, PRMT5 inhibitor that is being evaluated as a monotherapy and as a combination therapy in multiple indications. In ongoing clinical studies, vopimetostat has demonstrated a favorable safety and tolerability profile and shown durable activity in multiple tumor types with MTAP (methylthioadenosine phosphorylase) deletion, including pancreatic cancer and lung cancer.

About Phase 1/2 Study of Vopimetostat Combinations with Daraxonrasib or Zoldonrasib

The ongoing Phase 1/2 open-label, dose-escalation and expansion trial is evaluating vopimetostat in combination with either daraxonrasib or zoldonrasib in patients with RAS-mutant, MTAP-deleted PDAC or NSCLC. The primary objective of the dose-escalation portion of the study was to determine the maximum tolerated dose of the combination regimens. Secondary objectives include assessment of antitumor activity, pharmacokinetics, safety and tolerability. Patients are treated until disease progression and may continue treatment beyond progression if, in the opinion of the investigator, they are deriving ongoing clinical benefit from therapy. To learn more about this study, visit clinicaltrials.gov (NCT06922591).

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to delivering breakthrough targeted therapies that extend and improve the lives of patients with cancer. Using an approach that focuses on genetic vulnerabilities in cancer, Tango is pursuing PRMT5-targeted therapies designed to address pancreatic and other forms of cancer while sparing healthy normal tissues.

For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief, or current expectation of Tango Therapeutics and members of the Tango Therapeutics senior management team. Forward-

looking statements are not purely historical and may be accompanied by words such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Peters’, Dr. Spira’s, and Dr. Berkenblit’s statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including the Company’s belief that vopimetostat (TNG462) has the potential to assist in treating patients with MTAP-deleted cancers; (ii) the preclinical research of the Company’s PRMT5 inhibitors, as a monotherapy and in combination, and the expectation that they may pave the way for future development opportunities, including expectations that vopimetostat (and its combination with RAS(ON) inhibitors) may be an important new therapy for MTAP-deleted cancers; (iii) expectations regarding the anticipated benefits of the Company’s molecules, development candidates, and product candidates; (iv) expectations for vopimetostat and the belief that vopimetostat has the potential to be a first- and best-in-class PRMT5 inhibitor for the treatment of MTAP-deleted cancers; (v) the Company’s development strategy in PRMT5-targeted therapies, including the ability of the Company’s vopimetostat clinical trials to inform a potential registrational trial in pancreatic cancer and the exploration of a vopimetostat RAS combination in MTAP wild-type tumors; (vi) the Company’s beliefs regarding the timing of upcoming clinical milestones and data disclosures, including, but not limited to: (a) the expected timing of clinical trial initiation, enrollment, dose escalation or dose expansion (including for combination studies) and (b) the expected timing of disclosing initial, interim, updated, additional, and final clinical trial results (including for combination studies); (vii) the Company’s plans, study design, doses, endpoints, and timing for combination trials, including the planned Phase 3 clinical trial evaluating vopimetostat with daraxonrasib in front-line patients with MTAP-deleted PDAC anticipated to be initiated in the first half of 2027; (viii) the Company’s expectations around regulatory communications and decisions related to its product candidates and clinical trials (including combination studies), including interactions with the FDA and other regulatory authorities; and (ix) the Company’s expectations regarding its ability to secure sufficient clinical supply of daraxonrasib for its planned Phase 3 clinical trial evaluating vopimetostat with daraxonrasib. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango Therapeutics and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates, as single agents and/or in combination seen in preclinical tests and analyses and current and future clinical trials may not be evident or may differ materially when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); the Company’s effectiveness in managing current and future clinical trials, including maintaining anticipated timelines and reporting clinical trial results in the anticipated timeframe (or at all); the Company’s reliance on third parties for conducting clinical trials and supplying and producing drug substance and drug product; expectations regarding the benefits and success of current or future collaborations and combination clinical trials; the Company’s ability to enter into additional collaboration and supply agreements and to acquire, license, or otherwise obtain rights to additional products, product candidates, or molecules; the Company’s pipeline products may not be safe and/or effective in humans; the Company’s ability to raise capital in the future and the potential delay, scale back or discontinuation of some of its development programs or future commercialization efforts if such funding is not available on acceptable terms (or at all); the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; government regulation, including inadequate funding for or disruptions at the FDA or other government agencies, may adversely affect the Company’s business. Additional information concerning risks, uncertainties and assumptions can be found in the Company’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other filings the Company makes with the SEC from time to time. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company specifically disclaims any duty to update these forward-looking statements.

Investors:

Elizabeth Hickin

ehickin@tangotx.com

Media:

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Amanda Lazaro

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